                                                                Exhibit 99.1

        [Gardner Denver logo]

==============================================================================
                                PRESS RELEASE
==============================================================================

FOR IMMEDIATE RELEASE
---------------------

March 9, 2005                         Contact: Helen W. Cornell
                                               Vice President, Finance and CFO
                                               (217) 228-8209

 GARDNER DENVER, INC. ANNOUNCES AGREEMENT TO ACQUIRE THOMAS INDUSTRIES INC.:
              ACQUISITION COMPLEMENTS EXISTING PRODUCT OFFERING
                     AND OPENS NEW MARKETS AND CHANNELS

QUINCY, IL, (March 9, 2005) - Gardner Denver, Inc. (NYSE:GDI) announced today that it has signed a definitive agreement to acquire Thomas Industries Inc. (NYSE: TII), a worldwide leader in the design, manufacture and marketing of precision engineered pumps and compressors, for a purchase price of $40.00 per share for all outstanding shares and share equivalents (approximately $734.0 million) and the assumption of $9.5 million of long-term capitalized lease obligations. As of December 31, 2004, Thomas had $267.1 million in cash, cash equivalents and short-term investments. The net transaction value, including assumed debt and net of cash, is approximately $476.4 million.

Thomas, headquartered in Louisville, Kentucky, designs, manufactures and markets Rietschle Thomas brand pumps and compressors for use in global OEM applications, Welch laboratory equipment and Oberdorfer bronze and high alloy liquid pumps. Thomas' products are sold into a broad range of attractive end markets, including medical/laboratory, general industrial, printing, environmental and packaging. Thomas has wholly-owned operations in 21 countries, on five continents. Its primary manufacturing facilities are located in Sheboygan, WI, Monroe, LA, Skokie, IL and Syracuse, NY and Schopfheim, Fahrnau, Puchheim and Memmingen, Germany. In 2004, Thomas completed the construction of a manufacturing facility in Wuxi, China that is expected to become operational in mid 2005. Thomas has other locations around the world to support sales, marketing, service and distribution. The company serves a diversified, global customer base of OEMs, end users and engineered system customers with a relationship strategy focused on product innovation, application engineering and value added designs.

According to their fourth quarter earnings release, for the year ended December 31, 2004, Thomas' revenues and operating income were $410.1 million and $208.8 million, respectively. Operating income for this period included $18.6 million from Thomas' 32% interest in the Genlyte Thomas Group LLC
(GTG), a joint venture formed with The Genlyte Group Incorporated (Genlyte) in 1998, and a $160.4 million nonrecurring gain on the sale of this joint venture in July 2004. For the twelve-month period of 2004, operating income from Thomas' Pumps and Compressors segment, net of corporate expenses, was $29.7 million. For the year ended December 31, 2004, Thomas' EBITDA (the sum of income before income taxes, interest expense, depreciation and amortization), excluding equity income and the gain on the sale of its interest in GTG and $5.3 million of non-recurring items, was $51.3 million.

Ross Centanni, Chairman, President and Chief Executive Officer of Gardner Denver said, "We expect the Thomas product portfolio to complement and enhance the Gardner Denver offering in terms of channels of distribution, applications and regions of the world served. This acquisition allows us to continue pursuing our strategic goals through leveraging our international opportunities and better serving our customers on a worldwide basis. The Thomas and Rietschle names are well-established in industrial vacuum applications. The acquisition also opens new sales channels through Thomas' strong OEM focus and new growth markets through their leading position in the medical market segment. In 2004, approximately 23% of Thomas' revenues came from this higher-growth market segment. Additionally, the acquisition continues the global diversification of our revenue base. More than 60% of Thomas' sales are to customers outside the United States."

Gardner Denver has received a debt commitment from Bear, Stearns & Co. Inc. and JPMorgan Chase Bank, N.A. to fully finance the acquisition of Thomas. However, Gardner Denver intends to finance the acquisition through an amended and expanded senior secured bank facility and a public offering of approximately $200 million of its common stock. In addition, the Company may choose to access the debt capital markets. The acquisition is not conditioned upon completion of any of these financings and the size and timing of both the equity and any debt financings are subject to prevailing market conditions.

The acquisition is expected to close in 2005. Closing is subject to the approval of Thomas' stockholders and other customary closing conditions, including the receipt of applicable regulatory approvals. The acquisition of Thomas is expected to increase Gardner Denver's net income in 2005. However, as a result of certain non-recurring, non-cash adjustments required under accounting principles generally accepted in the U.S. (primarily the adjustment of inventory to fair value) and the anticipated equity financing, the acquisition is expected to reduce Gardner Denver's diluted earnings per share slightly in 2005. The Company expects that the acquisition will be accretive to diluted earnings per share within twelve months of closing, after taking into account the proposed equity and debt financing outlined above and the anticipated realization of acquisition-related integration synergies.

Cautionary Statement Regarding Forward-Looking Statements
---------------------------------------------------------

All of the statements in this release, other than historical facts, are forward-looking statements made in reliance upon the safe harbor of the Private Securities Litigation Reform Act of 1995, including, without limitations, the expected effect on earnings from the acquisition. As a general matter, forward-looking statements are those focused upon anticipated events or trends and expectations and beliefs relating to matters that are not historical in nature. Such forward-looking statements are subject to uncertainties and factors relating to the Company's operations and business environment, all of which are difficult to predict and many of which are beyond the control of the Company. These uncertainties and factors could cause actual results to differ materially from those matters expressed in or implied by such forward-looking statements.


The following uncertainties and factors, among others, could affect future performance and cause actual results to differ materially from those expressed in or implied by forward-looking statements: (1) the ability to complete the Thomas Industries acquisition and identify, negotiate and complete other possible future acquisitions and (2) the list of other uncertainties and factors set forth in the Company's February 7, 2005 earnings press release. The Company does not undertake, and hereby disclaims, any duty to update these forward-looking statements, even though its situation and circumstances may change in the future.

Gardner Denver will broadcast a conference call to discuss the acquisition of Thomas on Wednesday, March 9, 2005 at 9:30 a.m. Eastern, through a live webcast. This free webcast will be available in listen-only mode and can be accessed, for up to ninety days following the call, through the Investor Relations page on the Gardner Denver website (www.gardnerdenver.com) or on CCBN's website (www.fulldisclosure.com).

Gardner Denver, with 2004 revenues of $740 million ($896 million on a pro forma basis including the acquisition of Nash Elmo, which was completed in September 2004), is a leading worldwide manufacturer of reciprocating, rotary and vane compressors, liquid ring pumps and blowers for various industrial and transportation applications, pumps used in the petroleum and industrial markets, and other fluid transfer equipment serving chemical, petroleum, and food industries. Gardner Denver's news releases are available by visiting the Investor Relations page on the Company's website (www.gardnerdenver.com).

                                     ###